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                                                                   Exhibit 23(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of
Pacific Capital Funds:


We consent to the use of our report dated September 28, 2005 for Pacific Capital Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Counsel" in the Statement of Additional Information.

KPMG LLP


Columbus, Ohio
December 1, 2005



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 33-57684) of the Pacific Capital Funds.

                                           /s/ Ernst & Young LLP
Columbus, Ohio
November 29, 2005